UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2009

CAI International

(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3298884
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE EMBARCADERO CENTER, SUITE 101	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 788-0100

________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On February 9, 2009 the CAI International, Inc. (the “Company”) issued a press release captioned “CAI International, Inc. Reports a Fourth Quarter Non-Cash Goodwill Impairment Charge and Estimated Results”, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release included the following disclosure with respect to its estimated results of operations for the fourth quarter ended December 31, 2008: “The Company estimates earnings per share before impairment charge to be $0.30 to $0.32 (on a share count of 17.9 million shares) compared to $0.36 per share (on a share count of 17.1 million in the fourth quarter of 2007). The Company estimates the impairment charge will result in a decrease in earnings per share of $2.81 and will result in the Company recognizing a loss per share for the fourth quarter of $2.51 to $2.49 per share.” The “earnings per share before impairment charge” represents a non-GAAP financial measure under Section 10(e) of Regulation S-K promulgated by the Securities and Exchange Commission. The Company’s management uses this non-GAAP measurement for measuring its performance against other quarterly periods and believes that this measurement provides investors with the information necessary to evaluate the Company’s performance during the fourth quarter of 2008 as compared to prior quarterly periods. The goodwill charge resulted from the Company’s annual testing of goodwill and was primarily a result of the material decline in the market value of the Company’s equity during the fourth quarter of 2008. The impaired goodwill was associated with the Company’s acquisition of its shares from Interpool, Inc in October, 2006. The Company does not expect that the non-cash charge will have an impact on its financial condition or affect the performance covenants in its debt agreements.

The financial information contained in this Form 8-K with respect to the Company’s fourth quarter of 2008 reflects management’s current best estimate of this information based upon the information currently available to them. This financial information has not been audited by the Company’s independent auditor and is subject to change in connection with such audit. Moreover, events and circumstances may change subsequent to the date of this report that may alter the audited financial results for 2008 as reported in the Company’s annual report on form 10K in March 2009.

This Form 8-K contains forward-looking statements regarding future events and the future performance of CAI International, Inc. These statements are forward looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties that could cause actual results of operations and other performance measures (including utilization rates) to differ materially from current expectations including, but not limited to, expected economic conditions, availability of credit on commercially favorable terms or at all, customer demand, lessee defaults, container prices, lease rates, increased competition, volatility in exchange rates and others. The Company refers investors to the documents that it has filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007 and its interim reports on Form 10-Q and its reports on Form 8-K. These documents contain additional important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this Form 8-K. Furthermore, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this Form 8-K whether as a result of new information, future events or otherwise, unless required by law.

Item 9.01.     Financial Statements and Exhibits.

Exhibit 99.1.     Press release dated February 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI International (Registrant)

February 10, 2009	/s/ VICTOR GARCIA
(Date)	Victor Garcia Senior Vice President, Chief Financial Officer

Exhibit Index

99.1     Press release dated February 9, 2009